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                                                                   EXHIBIT 16(a)



                            [PNC CPA's LETTERHEAD]



October 25, 1996


Securities and Exchange Commission
Room 3200, Stop 3-11
450 5th Street NW
Washington, DC 20549

Gentlemen:

We have read Item 4 included in the attached Form 8-K dated October 25, 1996 of Medical Technology Systems, Inc. and are in agreement with the statements contained therein.

Sincerely,


/s/ Pender Newkirk & Company
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    Pender Newkirk & Company, CPAs